EXHIBIT 3.2

As Amended and Restated

December 6, 2007

BY-LAWS

OF

COBRA ELECTRONICS CORPORATION

ARTICLE I

Stockholders’ Meetings

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held at 2:00 P.M., local time, on the last Tuesday of April of each year, or on such other date or at such other time as shall be fixed by the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than 10 or more than 50 days’ written notice. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 67% of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this section 2.

Section 3. Place of Meetings. Each meeting of stockholders for the election of directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be determined pursuant to Section 2 of Article I and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4. Notice of Meetings and Adjourned Meetings. Written notice of every meeting of stockholders stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, except when otherwise required by the laws of Delaware be given, in the case of the annual meeting of stockholders, not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote thereat, and in the case of special meetings, not less than ten nor more than fifty days before the date of the meeting to each stockholder of record entitled to vote thereat. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice other than announcement at such meeting until its business is completed. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or the certificate of incorporation, constitute a quorum for the transaction of business at all meetings of stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the shares of stock present or represented may adjourn the meeting from time to time without notice other than announcement at such meeting until a quorum is present. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The stockholders present or represented to vote at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting. Each holder of stock entitled to vote at a stockholders meeting shall, as to all matters before such meeting in respect of which such stock has voting rights, be entitled to one vote in person or by written proxy for each share of stock owned of record by him. No holder of stock shall have any cumulative voting rights in respect of any share of stock held by him. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. No vote upon any matter need be by ballot unless demanded by the holders of at least ten per cent of the shares represented and entitled to vote at the meeting. All elections shall be decided by a plurality of the votes cast and all other questions or matters shall be decided by a majority of the votes cast, unless otherwise required by the laws of Delaware or the certificate of incorporation.

Section 7. List of Stockholders. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 8. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting delivered pursuant to Article I, Section 4 of these By-Laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) of this Section 8 and who was a stockholder of record at the time such notice was delivered to the Secretary of the corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the corporation not earlier than the close of business on the 100th calendar day nor later than the close of business on the 75th calendar day prior to the date of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than 30 calendar days before or more than 30 calendar days after the date of the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th calendar day prior to such annual meeting and not later than the close of business on the later of the 75th calendar day prior to such annual meeting and the 10th calendar day after the day on which public announcement of the date of such annual meeting is first made by the corporation. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the corporation’s stock transfer books, and of such beneficial owner and the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 80 calendar days prior to the date of the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the corporation not later than the close of business on the 10th calendar day after the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Subject to the rights of the holders of any Preferred Stock, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article I, Section 4 of these By-Laws.

(c) General. (1) Subject to the rights of the holders of any Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

Directors

Section l. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be not less than five. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of the First Class first chosen shall hold office for one year or until the first annual election following their election; Directors of the Second Class first chosen shall hold office until the second annual election following their election; and Directors of the Third Class shall hold office until the third annual election following their election. In each annual election or adjournment thereof, the successors to the

Class of Directors whose terms shall expire at that time shall be elected to hold office for terms of three years so that the term of office or one class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 67% of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.

Section 2. Resignations and Vacancies.

(a) Resignations. Any director may resign at any time by giving written notice to the Board of Directors or to the Chairman. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires.

(c) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 67% of the shares of this corporation entitled to vote for the election of directors.

(d) Amendment, Repeal, etc. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 67% of all of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2 of Article II.

Section 3. Place of Meetings. Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be determined pursuant to Section 5 of Article II.

Section 4. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as provided in Section 5 for special meetings or as shall be specified in a written waiver signed by all of the directors. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such time as shall be fixed by resolution of the Board of Directors.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called and the location thereof designated by the President and shall be called and the location thereof designated by the President or Secretary at the written request of two directors. Notice of special meetings either shall be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed to each director by the Secretary at least forty-eight hours before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

Section 6. Quorum and Voting. A majority of the whole Board of Directors as specified in the by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of Delaware, the certificate of incorporation or these by-laws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting from time to time without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

Section 7. Committees of the Board of Directors. The Board of Directors may, by resolution passed by a three-fourths majority of the whole Board of Directors as specified in the by-laws, designate one or more committees, each to consist of two or more of the directors of the corporation, and may appoint chairmen of any such committees. To the extent provided in the resolution designating such committee, and to the extent permitted under applicable Delaware law, each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

Officers

Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Election of an officer shall not of itself create contract rights.

Section 3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 5. The Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may be described by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the Stockholders and of the Board of Directors. In addition, the Vice Chairman of the Board shall perform such other duties as may be described by the Board of Directors from time to time.

Section 6. The President. The President shall be the Chief Operating Officer and shall have such duties and responsibilities as may be assigned to him from time to time by the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board, the President shall assume the duties and responsibilities of the Chairman of the Board.

Section 7. The Vice Presidents. Each of the Vice Presidents shall report to the Chairman of the Board or such other officer as may be determined by the Board of Directors or the Chairman of the Board. Each Vice President shall have such duties and responsibilities as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

Section 8. The Treasurer and Assistant Treasurer. The Treasurer, or, in the event of his absence or inability or refusal to act, the Assistant Treasurer, if any (or, if there be more than one, the Assistant Treasurers in the order designated by the Chairman of the Board, or, if he is unable to act, the President, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office), shall be responsible for (i) the custody and safekeeping of all of the funds of the corporation, (ii) the receipt and deposit of all moneys paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes, and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the Board of Directors may from time to time adopt, (v) keeping full and accurate records of all receipts and disbursements, and (vi) the performance of such further duties as are incident to the office of Treasurer or as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board.

Section 9. The Secretary and Assistant Secretaries. The Secretary, or in the event of his absence or inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated by the Chairman, and if the Chairman is unable to act, the President shall assume the duties and responsibilities, subject to revision by the Board of Directors, and, absent such designation or revision, in the order of their first election to that office) shall: (i) record all the proceedings of the meetings of the stockholders and Board of Directors in one or more books kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares of capital stock prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the Corporation and (vi) in general, perform all duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

ARTICLE IV

Stock Certificates and Transfer Books

Section 1. Certificates. Shares of capital stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions under Section 158 of the Delaware General Corporation Law that some or all of any or all classes or series of the corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of a class or series of capital stock in the corporation represented by certificates shall be entitled to have a certificate representing the number of such shares owned by the shareholder in the corporation unless and until the Board of Directors provides by resolution or resolutions that the shares of such class or series shall be represented solely in book-entry form as uncertificated shares. Certificates shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the corporation as they are issued. Shares issued in certificate form shall be signed by or in the name of the corporation by the Chairman, President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Each certificate of stock shall certify the number of shares owned by the shareholder in the corporation.

Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Record Ownership. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

Section 4. Lost, Stolen or Destroyed Certificates. With respect to any shares represented by a certificate, the Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the corporation, may direct that a new stock certificate or certificates for shares of capital stock of the corporation be issued in place of any stock certificate or certificates theretofore issued by the corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock certificate or certificates to advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the stock certificate or certificates claimed to have been lost, stolen or destroyed.

Section 5. Transfer Agent or Registrar. The corporation may maintain one or more transfer offices or agencies where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices wherein such shares of stock shall be registered.

Section 6. Transfer of Stock. With respect to any shares represented by a certificate, transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

Section 7. Fixing Date for Determination of Stockholders of Record. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) if no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders entitled to express consent to corporation action in writing without meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

General Provisions

Section 1. Offices. The registered office of the corporation in Delaware shall be in the City of Dover, County of Kent. The corporation may also have other offices both within or without the State of Delaware. The books of the corporation may be kept outside the State of Delaware.

Section 2. Seal. The corporation’s seal shall have inscribed thereon the name of the corporation, the year of its organization and the words corporate seal—Delaware.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 4. Inspection of Books. Subject to laws of the State of Delaware, the directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 5. Reliance on Records. Each director and officer shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the corporation.

Section 6. Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of stockholders of any company in which the corporation may hold shares of stock, and at any meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or of written consents in lieu of meeting pursuant to applicable law or may delegate such power and authority to any other officer, agent or employee of the corporation.

Section 7. Notices; Waiver or Notice. Notice by mail or telegraph shall be deemed to be given at the time when the same shall be deposited in the mails or delivered to the telegraph company for transmission. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8. Indemnification. Each person who at any time is or shall have been a director, officer, employee or agent of this corporation or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this by-law or as amended from time to time.

Section 9. Amendments to By-Laws. Except as provided in Section 2 of Article 1, Section 1 of Article II and Section 2 of Article II of these By-Laws, any provision of these By-Laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the directors then qualified and acting at any regular meeting of the Board at which a quorum is present, or at any special meeting of the Board at which a quorum is present if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.